UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Matters

SIGNATURES	2

Item 8.01 Other Matters.

We are involved in litigation relating to certain control products that Texas Instruments Incorporated (“Texas Instruments”) sold between 2000 and 2004 to Whirlpool Corporation (“Whirlpool”). On July 22, 2011, Whirlpool filed a second amended complaint which added various counts of fraud and fraudulent concealment to the existing breach of contract and express and implied warranties claim and indemnification claim. The second amended complaint also stated that the plaintiffs are seeking punitive damages in unspecified amounts in addition to the alleged actual damages described in our Quarterly Report on Form 10-Q referenced below. Pursuant to the terms of the 2006 acquisition agreement pursuant to which we were acquired by an investment group led by Bain Capital Partners, LLC, and subject to the limitations set forth in that agreement, Texas Instruments has agreed to indemnify us for certain claims and litigation, including this matter. Provided that the aggregate amount of costs and/or damages from such claims exceeds $30.0 million, Texas Instruments will reimburse us for amounts incurred in excess of that threshold up to a cap of $300.0 million. See Note 14 to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed on July 22, 2011 for more information on this litigation matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: July 25, 2011	Name: Robert Hureau
Title: Chief Financial Officer

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